SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                   FORM 8-K/A



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 24, 1997


                                   EDnet, INC.
             (Exact name of registrant as specified in its charter)


                                    Colorado
          State or other jurisdiction of incorporation or organization


     000-21659                                           84-1273795
(Commission File No.)                       (I.R.S. Employer Identification No.)


                                One Union Street
                         San Francisco, California 94111
               Address of principal executive offices and zip code


       Registrant's telephone number, including area code: (415) 274-8800


                                                        Total number of pages: 2



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Item 4   Changes in Registrant's Certifying Accountants.

         Coopers & Lybrand L.L.P. (C&L) resigned as EDnet's principal accountant as of November 24, 1997, due to non-payments of fees for prior audits.

         C & L's audit opinion as of June 30, 1996 and for years ended June 30, 1996 and 1995 was modified to include an explanatory paragraph regarding the Company's ability to continue as a going concern. Note that C & L did not perform an audit for the year ended June 30, 1997.

         There were no recommendation or approval to change accountants by EDnet's Board of Directors.

         During the two most recent fiscal years preceding the resignation, there were no disagreements with C & L on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. Additionally, none of the events listed in Regulation S-K, section (a)(1)(v)(A) through (D) occurred.

         During the period subsequent to the last fiscal year audit for year ended June 30, 1996 until their resignation as EDnet's principal auditor on November 24, 1997 there were no disagreements with C&L on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Note that C&L did not perform an audit for the year ended June 30, 1997 or for any period subsequent to June 30, 1997.

Item 7   Financial Statements and Exhibits.

         (c) Exhibits

         Letter from Coopers & Lybrand L.L.P. dated November 24, 1997 confirming the client-auditor relationship between EDnet, Inc. and Coopers & Lybrand L.L.P. has ceased.

         Letter from Coopers & Lybrand L.L.P. dated December 17, 1997 stating that it agrees with statements made by EDnet, Inc., pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-KA report dated December 18, 1997.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                          EDNET, INC.


December 18, 1997                                         By: /s/ Tom Kobayashi
                                                              ------------------
                                                              Tom Kobayashi
                                                              Chairman and CEO

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